EXHIBIT 10.19

Loan Contract

Contract No.: (Zhi) Nong Yin Jie Zi (2005) No. 004

Borrower: Winner Medical & Textile Ltd. Yichang

Lender: Zhijiang Branch of Agricultural Bank of China

Article 1 The Loan
1.	The type of the loan is short-term loan.

2.	The purpose of the loan is for purchase of raw materials.

3.	Currency and amount of the loan: RMB Two Million Yuan Only

4.	Term of the loan:
a.	The term of the loan is illustrated as follows:

Granting of the Loan		Maturity of the Loan
Date	Amount (yuan)	Date	Amount (yuan)
June 2005	RMB 2 million	June 16th 2006	RMB 2 million

b.
If there is any discrepancy regarding the commencement date, mature date, interest rate and amount of the loan between this Contract and the specific loan certificate which is an integral part to this Contract, the latter shall prevail.

c.	The Borrower shall repay the loan in the original currency.

5.	Interest rate:
The interest rate under this Contract is floating rate: the annual interest rate shall be 8.37%, which is 50% higher than the basic interest rate. The basic interest rate is the interest rate for loan in RMB for the same period as promulgated by the People’s Bank of China.

6.	Payment of Interest
The interest shall be paid monthly on the 20th day of each month. If the date of repayment of the last installment of the principal is not the interest payment day, the unpaid interest shall be paid with the last installment of principal at a daily interest rate equivalent to one thirtieth of the monthly interest rate.

Article 2 The Lender is entitled to withhold the loan unless all of the following requirements are met:
1.	The Borrower opens its basic account in the Lender;

2.	The Borrower provides all necessary documentations, materials and go through all procedures as required by the Lender;

3.	In case that the loan is in foreign currency, the Borrower shall go through all the legal procedures for approval, registration etc. in accordance with the relevant laws and regulations;

4.
In case that the mortgage or pledge is required for the loan under this Contract, the relevant legal procedures such as registration and/or insurance etc. have been completed and the said security and insurance are continuously valid. In case that the guaranty is required, the relevant guaranty contract has been signed and become effective.

Article 3  Rights and Obligations of Lender
1.
The Lender is entitled to know the production, operation, financial activities, material storage, usage of the loan etc. of the Borrower. The Lender is also entitled to demand the Borrower to regularly provide the relevant documentation, information and materials such as the financial report etc.

2.
In case of any negative circumstance which may impair the timely repayment of the loan, including but not limited to the circumstances stated in clause 7, 8, 10 of Article 4 of this Contract, the Lender is entitled to withhold the granting of the loan or demand prepayment of the loan.

3
The Lender is entitled to transfer the relevant amount from any account of the Borrower for repayment or prepayment of principal, interest, penalty interest, compound interest or other fees owed by the Borrower.

4.
In case that the payment made by the Borrower is not sufficient for all indebtedness of the Borrower under this Contract, the Lender is entitled to choose to use such payment for settlement of principal, interest, penalty interest, compound interest or other fee.

5.	The Lender is entitled to disclose the default by the Borrower to the public.

6.	The Lender shall grant the loan to the Borrower timely and in full amount in accordance with this Contract.

Article 4 Rights and Obligations of Borrower
1.	The Borrower is entitled to receive and use the loan in accordance with this Contract.

2.	The Borrower shall use the bank account stated under Article 2 of this Contract for the purpose of payment, settlement and deposit related to the loan under this Contract.

3.	In case that the loan is in foreign currency, the Borrower shall go through all the legal procedures for approval, registration etc. in accordance with the relevant laws and regulations.

4.
The Borrower shall repay the principal and interest of the loan in time. In case that the Borrower wishes to extend the loan term, the Borrower shall submit a written application to the Lender 15 days before the maturity date and shall sign the extension contract with the Lender subject to the approval by the Lender.

5.	The Borrower shall use the loan for the agreed purpose and shall not embezzle or use the loan for other purpose.

6.
The Borrower shall provide the truthful, complete and valid financial report and other relevant information, materials to the Lender monthly and shall cooperate with the Lender to assist the Lender to supervise the business operation, financial activities and usage of the loan by the Borrower.

7.
In case of contractual management, lease, transformation of stock system, co-management, merger, acquisition, division, joint venture, asset transfer, application for cease of operation, application for dissolution, application for bankruptcy etc. of the Borrower which may cause the change of indebtedness under this Contract or impair the realization of its rights by the Lender, the Borrower shall give prior written notification to the Lender and obtain the approval by the Lender. The Borrower shall also settle its indebtedness before maturity or make specific arrangement for the settlement of its indebtedness, or otherwise the Borrower shall not conduct any of the aforementioned activities.

8.
In case of any other circumstance such as cease of production, cease of business operation, cancellation of business registration, revoke of business license, violation of law by legal representative or other senior management staff, major litigation or arbitration, major difficulty in business operation, deterioration of financial status etc., which may affect the performance by the Borrower of its obligations under this Contract, the Borrower shall notify the Lender immediately in writing and make specific arrangement for the settlement of its indebtedness as acceptable to the Lender.

9.
The Borrower shall notify in writing the Lender of and obtain the approval by the Lender for the granting of guaranty to other third party or mortgage or pledge its major assets to secure the indebtedness of other third party which may affect the performance by the Borrower of its obligations under this Contract.

10.	The Borrower and its investors shall not withdraw their capital or transfer their assets/shares in order to avoid their oblations.

11.	The Borrower shall notify the Lender in writing of any alteration of company name, legal representative, address and business scope etc.

12.
In case that the guarantor for the loan lose part or whole of its capacity to perform its obligation of guaranty due to cease of production, cease of business operation, cancellation of registration, revoke of business license, bankruptcy or insolvency, or the collateral, mortgage or pledged rights for the loan depreciate or are damaged, the Borrower shall provide other security acceptable to the Lender.

13.
The Borrower shall bear all fees for lawyer’s service, insurance, transportation, evaluation, registration, storage, authentication, notary etc. which are related to this Contract or to the security under this Contract.

Article 5 Pre-repayment
The Borrower should obtain consent from the Lender for pre-repayment. Under the condition that consent from the Lender is obtained for pre-repayment, interest shall be calculated in accordance with the agreed interest rate for the actual borrowed loan term.

Article 6 Breach of Contract
1.
In case that the Lender fails to provide the loan to the Borrower timely and in full amount in accordance with this Contract and incurs loss to the Borrower, the Lender shall pay the compensation to the Borrower which shall be equivalent to the interest for delayed withdrawal of loan for the same amount and same period.

2.
In case that the Borrower fails to repay the principal of the loan in accordance with this Contract, the Lender shall charge a penalty interest which is 150% of the agreed interest rate until all principal and interest are paid up. The penalty interest rate shall be increased accordingly if the basic interest rate for loan in RMB for the same period promulgated by the People’s Bank of China is increased.

3.
In case that the Borrower uses the loan for purpose other than that stipulated in this Contract, the Lender shall charge a penalty interest equivalent to 200% of the agreed interest rate until all principal and interest are paid up. The penalty interest rate shall be increased accordingly if the basic interest rate for loan in RMB for the same period promulgated by the People’s Bank of China is increased.

4.	The Lender shall charge the compound interest for unpaid due interest in accordance with relevant rules of People’s Bank of China.

5.
In case of breach of obligation under this Contract by the Borrower, the Lender is entitled to demand the Borrower to correct its conduct within specific period, cease the granting of loan, demand prepayment of the loan, declare all loans under any other contracts between the Borrower and the Lender become mature immediately or take other security measures.

6.	In case of breach of obligation under the guaranty contract by the guarantor, the Lender is entitled to cease the granting of loan, demand prepayment of the loan or take other security measures.

7.
The Borrower shall bear the lawyer’s fee, travel cost or other expenses incurred to the Lender in realizing its creditor’s right through litigation or arbitration due to breach of contract by the Borrower.

Article 7 Security
The security for the loan under this Contract is guaranty and pledge and the relevant guaranty contract and pledge contract shall be signed separately.

Article 8 Dispute Settlement
Any dispute arising during the performance of this Contract shall be settled by litigation in the People’s Court located in the region of the Lender.

Article 9 Other Issues
N/A

Article 10 Effectiveness
This Contract shall come into effect once it is signed and stamped by both Parties.

Article 11 Originals
This Contract has 3 originals. The Lender, the Borrower and the party providing security shall each retain 1 original. They are of the same legal effect.

Article 12 Attention
The Lender has reminded the Borrower to understand this Contract comprehensively and accurately and has made necessary explanations upon the request of the Borrower. Both Parties have the same understanding about this Contract.

Borrower (official seal):	Winner Medical & Textile Ltd. Yichang
Authorized Representative:	Rongqun Wang

Lender (official seal):	Zhijiang Branch of Agricultural Bank of China
Authorized Representative:	Zhaohua Zeng

Date:	June 16th, 2005
Venue:	Zhijiang City